UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

NanoFlex Power Corporation

(Exact name of registrant as specified in its charter)

Florida	333-187308	46-1904002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17207 N. Perimeter Dr., Suite 210

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

(former name or former address, if changed since last report)

Registrant’s telephone number, including area code: 609-654-8839

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2015, the board of directors (the “Board”) of NanoFlex Power Corporation (the “Company”) appointed John D. Kuhns, our current Executive Chairman of the Board, as co-Chief Executive Officer of the Company with Dean L. Ledger remaining as our co-Chief Executive Officer and replacing Ms. Amy B. Kornafel as our Chief Financial Officer. Mr. Robert J. Fasnacht, our former President and Chief Operating Officer, was appointed as our Executive Vice President. Ms. Amy B. Kornafel resigned as Chief Financial Officer of the Company as of December 31, 2014. Her Resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Biographical information of each of Messrs. Kuhns, Ledger and Fasnacht is incorporated herein by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 31, 2014.

In addition, in lieu of receiving full annual salaries under their employment agreements ($400,000, $400,000 and $360,000, respectively), Messrs. Kuhns, Ledger and Fasnacht agreed to receive part of their annual salaries ($210,000, $210,000 and $190,000, respectively) and defer the balances ($190,000, $190,000 and $170,000, respectively) until such time as the Board determines when the Company has sufficient funds to pay such deferred compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoFlex Power Corporation

Date: February 12, 2015	By:	/s/ Robert J. Fasnacht
Name: Robert J. Fasnacht
Title: Executive Vice President